AMENDMENT #3 TO PARTICIPATION AGREEMENT
                                      AMONG
                    ANNUITY INVESTORS LIFE INSURANCE COMPANY
                    INVESCO VARIABLE INVESTMENT FUNDS, INC.,
                                       AND
                           INVESCO FUNDS GROUP, INC.,

WHEREAS,   Annuity   Investors  Life  Insurance  Company  and  INVESCO  Variable
Investment Funds, Inc. entered into a Fund Participation Agreement (the "Agreement") on May 30, 1997; and

WHEREAS, the parties desire to amend the Agreement by mutual written consent;

NOW THEREFORE, the parties do hereby agree that the sixth recital of the Agreement (appearing as the first full paragraph of page two) is amended by substituting the words "Schedule A" for the words "Schedule B."

FURTHER, the parties agree that Schedules A and B to the Agreement are amended to read in their entirety as follows:

                                   SCHEDULE A

The following Separate Accounts and Associated Contracts of Annuity Investors Life Insurance Company are permitted, in accordance with the provisions of this Agreement, to invest in Portfolios of the Fund shown in Schedule B:

Name of Separate Account                    Contracts Funded by Separate Account
--------------------------------------------------------------------------------

ANNUITY INVESTORS VARIABLE ACCOUNT B        INDIVIDUAL NON-QUALIFIED
(established December 19, 1996)                   A801-BD NQ
                                                  A802-BD NQ
                                                  A803-BD NQ

                                            INDIVIDUAL QUALIFIED
                                                  A801-BD    Q
                                                  A802-BD    Q
                                                  A803-BD    Q

                                            GROUP MASTER CONTRACT
                                                  G801-BD
                                                  G802-BD
                                                  G803-BD

                                            GROUP CERTIFICATE OF PARTICIPATION
                                                  C801-BD
                                                  C802-BD
                                                  C803-BD

ANNUITY INVESTORS VARIABLE ACCOUNT C        INDIVIDUAL NON-QUALIFIED
(established November 7, 2001)                    P1805001NW
                                                  P1805201NW

                                            INDIVIDUAL QUALIFIED
                                                  P1805101NW
                                                  P1805301NW

                                   SCHEDULE B

The Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund:

INVESCO VIF - Core Equity Fund INVESCO VIF - Dynamics Fund INVESCO VIF - Financial Services Fund INVESCO VIF - Health Sciences Fund INVESCO VIF - High Yield Fund INVESCO VIF - Small Company Growth Fund INVESCO VIF - Total Return Fund (Existing Contracts Only)

All terms and conditions of the Participation Agreement and Schedules thereto shall continue in full force and effect except as amended herein.

IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative to be effective as of July 1, 2002.


                                   ANNUITY INVESTORS LIFE INSURANCE
                                   COMPANY

                                   By:   /s/James L. Henderson
                                         -----------------------------
                                         James L. Henderson, Vice President

                                   INVESCO VARIABLE INVESTMENT FUNDS, INC.

                                   By:   /s/Ronald L. Grooms
                                         -----------------------------
                                         Ronald L. Grooms, Treasurer

                                   INVESCO FUNDS GROUP, INC.

                                   By:   /s/Ronald L. Grooms
                                         -----------------------------
                                         Ronald L. Grooms, Senior Vice President